Execution Version

October 30, 2020

Chugach Electric Association, Inc.

5601 Electron Drive

Anchorage, AK 99518

E-mail: Lee_Thibert@chugachelectric.com

Attention: Lee D. Thibert, Chief Executive Officer

With a copies to:

Chugach Electric Association, Inc.

5601 Electron Drive

Anchorage, AK 99518

E-mail: Matthew_Clarkson@chugachelectric.com

Attention: Matthew C. Clarkson, General Counsel

Stinson LLP

Suite 2600

50 South Sixth Street

Minneapolis, MN 55402

E-mail: james.bertrand@stinson.com

Attention: James J. Bertrand

Re: Chugach Eklutna Power Purchase Agreement -- Determination of Chugach Portion During Period Between Closing and Effectiveness of MEA Eklutna PPA

This side letter agreement (“Side Letter”) is made and entered into by and between Chugach Electric Association, Inc., an Alaska not-for-profit electric cooperative corporation (“Purchaser”), and Municipality of Anchorage, a political subdivision organized under the laws of the State of Alaska (“Seller”).

Reference is made to (1) that certain Eklutna Power Purchase Agreement between Purchaser and Seller dated as of December 28, 2018 (as amended from time to time, the “Chugach Eklutna PPA”), (2) that certain Eklutna Power Purchase Agreement between Seller and Matanuska Electric Association, Inc., an Alaska not-for-profit electric cooperative corporation (“MEA”) dated as of September 16, 2019 (as amended from time to time, the “MEA Eklutna PPA”), and (3) that certain Asset Purchase and Sale Agreement between Seller and Purchaser dated as of December 28, 2018 (as amended from time to time, the “APA”). Unless otherwise specified, capitalized terms not defined herein shall have the meanings set forth in the Chugach Eklutna PPA.

WHEREAS, as of the date hereof, Seller, Purchaser and MEA each respectively hold a 53.33%, 30% and 16.67% undivided interest in the Facility;

WHEREAS, pursuant to the APA, Seller will sell and assign to Purchaser substantially all of the assets and certain specified liabilities of Municipal Light and Power, an electric utility serving customers within the Municipality of Anchorage, Alaska;

WHEREAS, the Chugach Eklutna PPA provides that (a) the effectiveness of the Chugach Eklutna PPA is contingent upon the closing of the transactions contemplated by the APA (the “Closing”) and (b) the percentage interest of the Seller’s Interest represented by the Chugach Portion shall be contingent upon MEA’s acceptance or rejection of the MEA Offer;

WHEREAS, subsequent to the Parties’ entry into the Chugach Eklutna PPA, MEA accepted the MEA Offer and entered into the MEA Eklutna PPA;

WHEREAS, MEA has submitted the MEA Eklutna PPA to the RCA for its approval, and the MEA Eklutna PPA will become effective upon approval of the MEA Eklutna PPA by the RCA; and

WHEREAS, the Parties now anticipate that the Closing and effectiveness of the Chugach Eklutna PPA shall occur prior to the effectiveness of the MEA Eklutna PPA, with the result that there will be an interim period (the “Interim Period”) between the Closing Date and the date of the effectiveness of the MEA Eklutna PPA that was not contemplated by Section 2.2 of the Chugach Eklutna PPA, and the Parties therefore desire to clarify the percentage interest of Seller’s Interest represented by the Chugach Portion during the Interim Period.

NOW, THEREFORE,  for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and agreed, the Parties hereby agree as follows:

1.

Determination of Chugach Portion during and following Interim Period. The Parties acknowledge and agree that: (a) during the Interim Period, the “Chugach Portion” shall be a percentage interest equal to 100% of the Seller’s Interest and (b) from and following the Interim Period, the “Chugach Portion” shall be a percentage interest equal to 64.29% of the Seller’s Interest.

2.

Effect of Agreement. Each Party hereby acknowledges and agrees that the terms and provisions of this Side Letter supplement and amend the Chugach Eklutna PPA in accordance with the provisions of Section 15.7 thereof. Except as expressly stated herein, the terms and conditions of the Chugach Eklutna PPA remain in full force and effect.

3.

General. Each Party represents that it has full power and authority to enter into this Side Letter. This Side Letter may be amended, modified or supplemented only by an agreement in writing signed by each Party. This Side Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Side Letter delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Side Letter.

[SIGNATURE PAGES FOLLOW]

As of the date above, by their respective signatures below, the Parties have duly executed and delivered, and agree to abide by the terms of, this Side Letter.

Seller:

Municipality of ANchorage
By	/s/ William D. Falsey
Name:	William D. Falsey
Title:	Municipal Manager

Purchaser:

Chugach Electric Association, Inc.
By	/s/ Lee D. Thibert
Name:	Lee D. Thibert
Title:	Chief Executive Officer

[Signature Page to Side Letter to Chugach Eklutna PPA]